Exhibit 5.1

Watson, Farley & Williams (New York) LLP
100 Park Avenue New York, New York 10017
Tel (212) 922 2200 Fax (212) 922 1512
June 29, 2007
StealthGas Inc. 331 Kifissias Avenue Erithrea 14561 Athens, Greece

Registration Statement on Form F-3 for Common Stock, Preferred Stock, Warrants, Debt Securities, Purchase Contracts and Units and 6,400,000 Shares of Common Stock

Dear Sirs:

We have acted as special counsel to StealthGas Inc. (the “Company”) on matters of Marshall Islands law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, of a Registration Statement on Form F-3 (the “Registration Statement”) relating to the registration by the Company of (i) its Common Stock, Preferred Stock, Warrants, Debt Securities, Purchase Contracts and Units having an aggregate initial offering price of up to $200,000,000, and (ii) up to 6,400,000 shares of Common Stock that may be sold by or on behalf of certain selling stockholders of the Company or their donees, pledgees, transferees or other successors in interest (the “Resale Shares”, and together with the Common Stock, Preferred Stock, Warrants, Debt Securities, Purchase Contracts and Units, the “Securities”).  Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In rendering this opinion, we have examined originals or photocopies of (i) the Registration Statement and the form of preliminary prospectus included therein, (ii) the form of Indenture to be entered into by the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference as exhibit 4.1 to the Registration Statement) (the “Senior Indenture”), (iii) the form of Subordinated Indenture to be entered into by the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference as exhibit 4.2 to the Registration Statement) (the “Subordinated Indenture”), and (iv) all such other documents, including certificates of public officials and representatives of the Company, as we have deemed necessary.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as photocopies and the accuracy of the factual representations made to us by officers and other representatives of the Company.  As to any questions

London ● Athens ● Paris ● New York ● Singapore ● Bangkok ● Rome ● Hamburg

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253.  It is regulated by the Law Society of England and Wales and its members are solicitors or registered foreign lawyers.  A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address.  Any reference to a 'partner' means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

StealthGas Inc.

June 29, 2007

of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock, including shares of Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (iv) the Registration Statement, and any amendments thereto, will have become effective, (v) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, and (vi) all Securities will be issued in compliance with applicable U.S. federal and state securities and other laws.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) with respect to any Senior Debt Securities, the Senior Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us, (ii) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us, and (iii) with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto.

With respect to the issuance and sale of any series of Preferred Stock, we have further assumed that an appropriate certificate of designations, or similar instrument setting forth the preferential deferred, qualified or special rights, privileges or conditions with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors in the form incorporated by reference as an exhibit to the Registration Statement.

With respect to the issuance and sale of any Warrants, we have further assumed that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the Warrant Agent, (ii) the Warrant Agreement will be governed by New York law, (iii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iv) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company.

With respect to the issuance and sale of any Purchase Contracts, we have further assumed (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the purchase agreement will be governed by New York law, (iii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

StealthGas Inc.

June 29, 2007

With respect to the issuance and sale of any Units, we have further assumed (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the purchase agreement with respect to the Units will be governed by New York law, (iii) the Units will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

This opinion is limited to Marshall Islands law as of the date hereof.  In rendering our opinion as to the valid existence in good standing of the Company, we have relied solely on a Certificate of Goodstanding issued by the Registrar of Corporations of the Republic of The Marshall Islands on June 19, 2007.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

A.	The Company is a corporation incorporated, validly existing and in good standing under the law of the Republic of The Marshall Islands.

B.	The Resale Shares are validly issued, fully paid and non-assessable.

C.

Any Securities consisting of Common Stock or Preferred Stock, including any shares of Common Stock or Preferred Stock issuable on conversion, exercise or exchange of other Securities, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

D.

Any Securities consisting of Debt Securities, Warrants, Purchase Contracts or Units will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters”.  In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Watson, Farley & Williams (New York) LLP

Watson, Farley & Williams (New York) LLP